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                                                                      EXHIBIT 99

                                                 NEWS RELEASE

                                                 Barbara Johnson
                                                 IntraNet Solutions, Inc.
                                                 (612) 903-2024
                                                 barbara.johnson@intranetsol.com

                                                 Tom Freeman
                                                 InfoAccess Inc.
                                                 (425) 201-1915
                                                 tfreeman@infoaccess.com

FOR IMMEDIATE RELEASE                            Tamsen Reinheimer
                                                 Price Public Relations
                                                 (650) 829-5800
                                                 treinheimer@pricepr.com

INTRANET SOLUTIONS' AGREES TO ACQUIRE CONTENT
PUBLISHING TECHNOLOGY LEADER, INFOACCESS INC.

IntraNet Solutions Broadens Content Management Capabilities with Proposed Addition of Transit Solutions Products; Would Gain 18,000 Customers Worldwide

EDEN PRAIRIE, MN, SEPT. 17, 1999 - IntraNet Solutions(R), Inc., (NASDAQ: INRS), a leading supplier of Web-based document and content management solutions, today announced it has signed an agreement to acquire InfoAccess Inc., a leading technology supplier of HTML and XML content publishing solutions. The acquisition will allow IntraNet Solutions to provide a content management solution that can be fully integrated with an organization's strategic information systems to deliver interactive, dynamically published and managed enterprise Web applications.

         Under the terms of the agreement, IntraNet Solutions will issue approximately 1.6 million shares of its common stock for all of the outstanding common stock of InfoAccess Inc., a private company, in a transaction that is intended to be accounted for as a pooling of interests. InfoAccess is a profitable company and has delivered solid revenue growth with its


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IntraNet Solutions Acquires InfoAccess                                   Page 2


awarding-winning Transit Central product suite. The combined companies will have over 110 employees, with products spanning the desktop, workgroup, and the enterprise.

         InfoAccess, located in Bellevue, Washington, a leader in HTML and XML content publishing solutions, launched its HTML Transit software products in January 1998. The award-winning Transit Solutions product family provides high-powered Web site content management publishing tools, including automatic HTML and XML publishing conversion that enables organizations to quickly develop, build and manage Internet, extranet and enterprise Web applications. InfoAccess' operations will remain in Bellevue and will be operated as a wholly-owned subsidiary of IntraNet Solutions.

         "I'm pleased to announce the agreement to acquire content publishing leader, InfoAccess, as part of our strategy for developing a leadership position in the content management market," said Robert Olson, president and chief executive officer at IntraNet Solutions, Inc. "With InfoAccess, we saw a unique opportunity to add powerful HTML and XML-based content publishing technology to our flagship Intra.doc! content management system. We believe the InfoAccess acquisition will strengthen our management team and infrastructure, will provide strong third-party sales channels and partnerships, and an installed base of over 18,000 accounts."

          "There is a great opportunity in the market today for an end-to-end Web site publishing and content management solution," said David Yockelson, senior vice president and director of electronic business strategies at the META Group. "Very few vendors currently offer this type of solution in a form that is easy to administer and deploy. We

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IntraNet Solutions Acquires InfoAccess                                   Page 3


believe that the combination of strong repository services plus comprehensive content publishing and management facilities will provide a one-stop content `supply chain' shop for users."

          InfoAccess' Transit Solutions products have been licensed to end-user organizations such as BankAmerica, Merrill Lynch, Boeing, GM, and Shell Oil. InfoAccess has software marketing relationships with IBM, Netfinity and Lotus Domino to resell its Transit products with their complementary products. The company also has OEM and other strategic relationships with software providers such as OpenText, FileNET, Hummingbird/PCDOCS, and others. In addition, the Transit Central Software Developer's Kit has been licensed to many third-party application developers, including integrators such as EDS and USWeb, powering tens of thousands of Web sites daily. InfoAccess' international network of approximately 100 system integration partners provides complete solutions that include its Transit technology to end-user organizations across Europe.

          "IntraNet Solutions is a leading provider of innovative, Web-based content management products," said Jim Culbertson, President of InfoAccess Inc. "The combination of our strengths in content publishing with their proven content management technology will create a robust, single-vendor solution capable of completely addressing customer needs. The potential of this union will mean great things for our customers and a completely natural evolution of both product lines."

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IntraNet Solutions Acquires InfoAccess                                   Page 4

          "We believe we will be able to quickly leverage our larger customer base with these new product offerings," Olson added. "The acquisition will also help us move products more aggressively into OEM and third-party channels where InfoAccess has strong momentum."

ABOUT INFOACCESS INC.  AND TRANSIT

InfoAccess Inc. (www.infoaccess.com) founded in 1985 in Bellevue, Washington, pioneered hypertext publishing systems, and is a world leader in advanced HTML and XML publishing solutions. Their automated Web publishing solutions for corporate Web sites and document management systems have transformed the jobs of Webmasters, saving both time and money. HTML Transit has received numerous awards including InfoWorld's Groupware Product of the Year, NetGuide Magazine's Editor's Choice, Windows Magazine Recommended List, and five stars from PC/Computing Magazine. In addition to HTML Transit, the company offers Transit Central, an automated system for Web publishing with scheduled updates that also features drag and drop publishing by anyone on the network. Transit Central and Transit Central EDM were named "Best Government Buy" by Federal Computer Week. In addition, InfoAccess was named among the top 25 Intranet companies by Information Week Magazine.

ABOUT INTRANET SOLUTIONS, INC.

         IntraNet Solutions(R), Inc., (www.intranetsol.com) headquartered in Eden Prairie, Minnesota, offers Web-based document and content management solutions for intranets, extranets and the Internet. IntraNet Solutions' products are preferred by customers because

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IntraNet Solutions Acquires InfoAccess                                   Page 5

they deliver key benefits like rapid deployment and return on investment, ease-of-use, enterprise-strength scalability and security, and a commitment to Web-based standards.

         Since Intra.doc! was introduced in 1997, it has been installed by over 250 customers and is in use at over 350 sites at some of the world's largest organizations such as British Aerospace Airbus, Ltd., Cargill Incorporated, Ericsson Telecom AB, GE Capital Corporation and Hewlett-Packard Company. IntraNet Solutions has offices throughout the U.S. and a European operations office in London.

                                       ###

Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties including, without limitation, risks of intellectual property litigation, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company's products, risks of downturns in economic conditions generally and in the Web document management tools and intranet information management markets specifically, risks associated with competition and competitive pricing pressures, risks associated with foreign sales and higher customer concentration and other risks detailed in the Company's filings with the Securities and Exchange Commission.

IntraNet Solutions and Intra.doc! are registered trademarks and the IntraNet Solutions' logo and the Intra.doc! logo, are trademarks of IntraNet Solutions, Inc. in the USA and Canada. InfoAccess and Transit are trademarks of InfoAccess Inc. All other trade names are the property of their respective owners.